Exhibit 99.1

ENERGY FOCUS, INC. REPORTS THIRD QUARTER 2013 RESULTS

ANNOUNCES PLANS TO SELL “FIBERSTARS” POOL PRODUCTS BUSINESS

SOLON, Ohio, November, 13, 2013—Energy Focus, Inc. (OTCQB:EFOI), a leader in LED lighting technologies, today announced financial results for the third quarter ended September 30, 2013 and that it is in negotiations to sell its “Fiberstars” brand pool products business.

Financial results for the quarter include the following:

• Net sales of $6.0 million for the third quarter of 2013 versus $7.9 million for the third quarter of 2012.
• Gross margins of 23.6 percent of net sales compared to 24.8 percent of net sales for the third quarter of 2012.
• Net loss of $1.7 million compared to net loss of $0.9 million in the third quarter of 2012.

“Energy Focus’ goal is to become the leader in LED lighting retrofit for the commercial and military markets and we will concentrate all our resources to achieve that singular goal,” said James Tu, Energy Focus Chairman of the Board and Chief Executive Officer. “Although the decision to divest Fiberstars, the product line upon which Energy Focus was founded, has not been easy, we believe it is a necessary step towards our goal of transforming the company into a focused, major force to address the $10+ billion LED lighting retrofit opportunity in the coming quarters and years,” continued Mr. Tu. “We are extremely grateful for the dedication and hard work that the Fiberstars team has contributed to Energy Focus and their continued support as we work with the potential buyer to complete due diligence and reach a definitive agreement on terms acceptable to both parties.”

“There is no doubt that we are far from satisfied with the quarter’s financial results, which continued to be impacted by the lack of appropriate focus and execution 6-12 months ago, as our sales cycles tend to be long,” commented Mr. Tu. “That said, during the quarter we implemented a wide array of leadership and structural changes to improve our businesses, including reinforcing the sales and operating infrastructure for our military business to capture opportunities better and faster, restructuring our solutions business to achieve higher and stable margins going forward, and leveraging our Crescent subsidiary in the U.K. to start marketing our leading commercial LED products in the European market, which is itself a multi-billion market. And as mentioned above, we are progressing in our negotiations to sell Fiberstars,” continued Mr. Tu.

“We believe that the changes we have implemented during the past few months will start yielding results in the fourth quarter, and we continue to move toward our target of positioning our organization by the end of 2013 to substantially grow both our military and commercial LED businesses in 2014 and beyond,” concluded Mr. Tu.

Energy Focus, Inc. will host a conference call and webcast on Wednesday, November 13, 2013 at 4:30 p.m. EST (1:30 p.m. PST) to review the third quarter of 2013 financial results, followed by a Q & A session. The webcast can be accessed under the investor section of our website at www.energyfocusinc.com. The call can be accessed by dialing 888-587-0615 (US and Canada) or 719-325-2463 (International/Local). The conference access code is 9069161. Participants are asked to call the assigned number approximately 10 minutes before the conference call begins.

An instant replay of the conference call will be available through the investor relations section of the site http://www.energyfocusinc.com/investors/news-and-events/events-and-presentations/ starting November 13, 2013 and will remain available for 3 months.

Forward Looking Statements

Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Generally, these statements can be identified by the use of words such as “believes,” “estimates,” “anticipates,” “expects,” “seeks,” “projects,” “intends,” “plans,” “may,” “will,” “should,” “could,” “would” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the Energy Focus’ forward-looking statements. In particular, Energy Focus makes no assurance that the Fiberstars negotiations will lead to a transaction. These risks and uncertainties include, but are not limited to: the satisfactory completion of the potential Fiberstars buyer’s due diligence review; the parties’ ability to negotiate and enter into a definitive agreement to sell the Fiberstars business on terms acceptable to both parties; the receipt of lender consent to the sale; the occurrence of any other event, change or other circumstances that could give rise to the termination of a definitive agreement or the inability to complete the proposed transaction due to, among other things, the failure to satisfy the conditions set forth in a definitive agreement; that the proposed transaction disrupts Energy Focus’ current plans and operations; the ability to realize the anticipated benefits of recent changes to the sales, marketing and operating structure of the business; Energy Focus’ ability to manage expenses and unforeseen adverse competitive, economic or other factors that may impact its cash position; and risks associated with raising additional funds. For more information about potential factors that could affect the financial results of Energy Focus, please refer to the Company’s SEC reports, including its Annual Reports on Form 10-K and its quarterly reports on Form 10-Q. These forward-looking statements speak only as of the date hereof. Energy Focus disclaims any intention or obligation to update or revise any forward-looking statements. For example, Energy Focus does not intend to make any further announcements or communications regarding the potential Fiberstars sale until either a definitive agreement has been reached or discussions are terminated without such an agreement being reached.

About Energy Focus, Inc.

Energy Focus, Inc. is a leading provider of energy efficient LED lighting products, turnkey energy efficient lighting solutions and a developer of energy efficient lighting technology. Our solutions provide energy savings, aesthetics, safety and maintenance cost benefits over conventional lighting. Our long-standing relationship with the U.S. Government includes numerous research and development projects for the DOE and DARPA, creating energy efficient LED lighting systems for the U.S. Navy fleet.

Customers include national, state and local U.S. government agencies as well as Fortune 500 companies, the U.S. Navy, swimming pool builders and many others. Company headquarters are located in Solon, OH, with additional offices in Nashville, TN, Pleasanton, CA, and the United Kingdom. For more information, see our web site at www.energyfocusinc.com.

Media Contact:
Energy Focus, Inc.
Public Relations Office
(440) 715-1295
pr@energyfocusinc.com

Investor Contact:
Brion Tanous
CleanTech IR, Inc.
(310) 541-6824
btanous@cleantech-ir.com

ENERGY FOCUS, INC.

CONSOLIDATED BALANCE SHEETS

(amounts in thousands except share and per share amounts)

	September 30,	December 31,
	2013	2012
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents, includes restricted cash of $0 and $252, respectively	$952	$1,181
Trade accounts receivable less allowances of $137 and $265, respectively	3,807	5,319
Retainage receivable	381	634
Inventories, net	2,989	2,581
Costs in excess of billings	162	99
Prepaid and other current assets	1,681	1,012
Total current assets	9,972	10,826

Property and equipment, net	1,466	1,800
Intangible assets, net	106	608
Collateralized assets	1,000	1,000
Other assets	319	119
Total assets	$12,863	$14,353

LIABILITIES
Current liabilities:
Accounts payable	$4,854	$5,879
Accrued liabilities	1,325	2,265
Deferred revenue	-	751
Billings in excess of costs	1,461	464
Credit line borrowings	836	1,590
Current maturities of long-term debt	58	756
Total current liabilities	8,534	11,705

Other liabilities	56	30
Long-term debt	4,252	1,793
Total liabilities	12,842	13,528

SHAREHOLDERS' EQUITY
Preferred stock, par value $0.0001 per share:
Authorized: 2,000,000 shares in 2013 and 2012
Issued and outstanding: no shares in 2013 and 2012	-	-
Common stock, par value $0.0001 per share:
Authorized: 100,000,000 shares in 2013 and 2012
Issued and outstanding: 49,158,886 at September 30, 2013 and 44,698,650 at December 31, 2012	5	4
Additional paid-in capital	83,946	80,985
Accumulated other comprehensive income	452	460
Accumulated deficit	(84,382)	(80,624)
Total shareholders' equity	21	825
Total liabilities and shareholders' equity	$12,863	$14,353

ENERGY FOCUS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands except per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2013	2012	2013	2012

Net sales	$5,988	$7,904	$18,702	$20,878
Cost of sales	4,574	5,945	14,065	16,430
Gross profit	1,414	1,959	4,637	4,448

Operating expenses:
Research and development	57	102	266	87
Sales and marketing	1,550	1,423	4,351	4,084
General and administrative	1,185	1,211	3,524	3,479
Loss on impairment	-	-	325	-
Restructuring	79	-	79	-
Change in estimate of contingent liabilities	-	-	12	-
Total operating expenses	2,871	2,736	8,557	7,650
Loss from operations	(1,457)	(777)	(3,920)	(3,202)

Other income (expense):
Settlement of acquisition obligations	-	-	892	-
Other expense	(26)	(26)	(265)	(98)
Interest income	-	-	-	1
Interest expense	(166)	(123)	(459)	(388)

Loss before income taxes	(1,649)	(926)	(3,752)	(3,687)

Provision for income taxes	(2)	(2)	(6)	(8)

Net loss	$(1,651)	$(928)	$(3,758)	$(3,695)

Net loss per share - basic and diluted	$(0.03)	$(0.02)	$(0.08)	$(0.09)

Shares used in computing net loss per share - basic and diluted	49,158	44,542	46,712	40,241